UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 10, 2003

PalmSource, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-50402	77-0586278
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1240 Crossman Avenue, Sunnyvale CA	94089-1116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 400-3000

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.

On October 10, 2003, PalmSource entered into a two-year, $15.0 million revolving line of credit with Silicon Valley Bank (“SVB”). The line of credit is secured by assets of PalmSource, including but not limited to, cash and cash equivalents, accounts receivable, and property and equipment. The interest rate is equal to the prime rate plus 1.75% (5.75% at October 10, 2003), or, at PalmSource’s election subject to specific requirements, equal to LIBOR plus 4.75% (5.87% at October 10, 2003). The interest rate may vary based on fluctuations in market rates. PalmSource is subject to financial covenants under this agreement, and the Company’s ability to borrow against this credit line at any given time may be limited depending on the Company’s financial position or performance. Attached hereto is Exhibit 99.1, Press Release dated October 20, 2003, announcing new relationship with Silicon Valley Bank and $15.0 million line of credit.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description of Exhibits.
99.1	Press Release, dated October 20, 2003, announcing new relationship with Silicon Valley Bank and $15.0 million line of credit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PalmSource, Inc.

Date: October 24, 2003	By:	/s/ Albert J. Wood
Albert J. Wood
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description of Exhibits.
99.1	Press Release, dated October 20, 2003, announcing new relationship with Silicon Valley Bank and $15.0 million line of credit.